EXHIBIT 23.2

                         Consent of Independent Auditors

         We consent to the use in this Registration Statement on Form SB-2, Amendment No. 1 of our report dated April 24, 2001 relating to the financial statements of International Broadcasting Corporation for the period of October 13, 2000 (inception) through December 31, 2000, and the reference to our firm under the caption "Experts" in this Registration Statement.


Feldman Sherb & Co., P.C.
Certified Public Accountants



New York, New York
October 2, 2001